UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

BIO-TECHNE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-17272	41-1427402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

614 McKinley Place NE Minneapolis, Minnesota 55413
(Address of Principal Executive Offices) (Zip Code)

(612) 379-8854
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TECH	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2026, Bio-Techne Corporation, a Minnesota corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck KGaA, Darmstadt, Germany, a German corporation with general partners (“Parent”), and EMD Holdings NewCo, Inc., a Minnesota corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent.

The Company’s board of directors (the “Board”) has (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger, are advisable and in the best interests of the Company and its shareholders, (ii) approved and declared advisable the execution, delivery and performance of the Merger Agreement and, subject to receiving Company Shareholder Approval (as defined below), the consummation by the Company of the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of the Company to be approved and adopted and (iv) upon the terms and subject to the conditions of the Merger Agreement, resolved to recommend approval and adoption of the Merger Agreement by the shareholders of the Company.

Merger Consideration

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (each, a “Share”) (other than Company Restricted Stock (as defined below)) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)) will automatically be converted into the right to receive $73.00 in cash (the “Merger Consideration”), without any interest thereon and less any required tax withholdings and all of such Shares will cease to be outstanding and cease to exist.

Treatment of Company Equity Awards, Equity Plan and Company Stock Purchase Plan

Each option to purchase Shares (other than any option granted under the Company Stock Purchase Plan (as defined below)) (each, a “Company Option”) that is outstanding and vested as of immediately prior to the Effective Time will automatically, as of the Effective Time, be canceled and, in exchange therefor, each holder of any such canceled vested Company Option will be entitled to receive a payment in cash of an amount equal to the product of (i) the number of Shares subject to such canceled vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share subject to such canceled vested Company Option (without interest and less any required tax withholdings).

Each Company Option (or portion thereof) that is unvested as of immediately prior to the Effective Time will automatically, as of the Effective Time, cease to represent an option to purchase Shares and will be converted into a fixed cash-based award in respect of an amount in cash equal to the product (rounded down to the nearest whole cent) of (i) the number of Shares subject to such canceled unvested Company Option immediately prior to the Effective Time (which, for purposes of determining the number of Company Options with respect to any unvested Company Option subject to performance-based vesting requirements with a performance period that has not been completed as of immediately prior to the Effective Time, any applicable performance-based conditions will be deemed to have been achieved at target performance), multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share (without interest and less any required tax withholdings). Such fixed cash-based award will be subject to the same vesting terms (including any acceleration of vesting) and will, subject to certain limited exceptions, continue to be governed by the same terms and conditions (including service-based vesting terms) as were applicable to the corresponding unvested Company Option immediately prior to the Effective Time.

Any Company Option (whether vested or unvested) with an exercise price per Share that is equal to or greater than the Merger Consideration will be canceled in exchange for no consideration.

Each award of restricted stock units with respect to Shares that is solely subject to time-based vesting requirements (each, an “RSU Award”) and each award of restricted stock units that is subject to performance-based vesting requirements (each, a “PSU Award”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, will automatically, as of the Effective Time, cease to represent an RSU Award or PSU Award, as applicable, and will be converted into a fixed cash-based award in respect of an amount in cash equal to the product (rounded to the nearest whole cent) of (A) the number of restricted stock units subject to such canceled RSU Award or PSU Award, as applicable (which, for purposes of determining the number of restricted stock units with respect to any portion of a PSU Award with a performance period that has not been completed as of immediately prior to the Effective Time, any applicable performance-based conditions will be deemed to have been achieved at maximum performance), multiplied by (B) the Merger Consideration (without interest and less any required tax withholdings). Such fixed cash-based award will, subject to certain limited exceptions, continue to be governed by the same terms and conditions (including service-based and accelerated vesting terms) as were applicable to the corresponding RSU Award or PSU Award, as applicable, immediately prior to the Effective Time, except the fixed cash-based award will be subject to service-based vesting only.

Each award of Shares that is subject to vesting restrictions (the “Company Restricted Stock”) that is outstanding as of immediately prior to the Effective Time will, as of the Effective Time, cease to represent a restricted stock award denominated in Shares and will be converted into a fixed cash-based award in respect of an amount in cash equal to the product (rounded down to the nearest whole cent) of (i) the number of Shares subject to such canceled award of Company Restricted Stock (which, for purposes of determining the number of shares of Company Restricted Stock with respect to any portion of an award of Company Restricted Stock with a performance period that has not been completed as of immediately prior to the Effective Time, any applicable performance-based conditions will be deemed to have been achieved at target performance), multiplied by (ii) the Merger Consideration (without interest and less any required tax withholdings). Such fixed cash-based award will, subject to certain limited exceptions, continue to be governed by the same terms and conditions (including service-based vesting terms, including acceleration of vesting) as were applicable to the corresponding award of Company Restricted Stock immediately prior to the Effective Time.

Prior to the Effective Time, the Company will terminate its equity incentive plan.

With respect to the Company’s employee stock purchase plan (the “Company Stock Purchase Plan”), (i) no further Phase (as defined in the Company Stock Purchase Plan) will commence pursuant to the Company Stock Purchase Plan after the date of the Merger Agreement, (ii) participants are prohibited from increasing deductions under the Company Stock Purchase Plan or otherwise making separate non-payroll contributions to the Company Stock Purchase Plan, in each case, after the date of the Merger Agreement and (iii) no new participants are permitted to begin participation after the date of the Merger Agreement. No later than immediately prior to and effective as of the Effective Time, the Company will terminate the Company Stock Purchase Plan.

Closing Conditions

Each party’s obligation to consummate the Merger is subject to customary closing conditions, including, without limitation: (i) the approval of the Merger Agreement (including the “plan of merger” for purposes of the Minnesota Business Corporation Act) by the affirmative vote of the holders of a majority of the voting power of all of the Shares outstanding and entitled to vote thereon at the meeting of the Company’s shareholders held for the purpose of voting upon the approval of the Merger Agreement (the “Company Shareholder Approval” and such meeting, the “Company Shareholder Meeting”); (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all other scheduled antitrust or investment screening law approvals having been obtained (or the applicable waiting periods having expired or terminated) (which list of scheduled antitrust approvals may be supplemented by Parent as provided in the Merger Agreement) (such approvals in this clause (ii), collectively, the “Required Approvals”); (iii) no governmental entity of competent jurisdiction having issued or entered any order, injunction or decree or enacted, enforced, issued, promulgated, entered or adopted any law, in each case, that is continuing in effect and that prohibits, enjoins or otherwise prevents the consummation of the Merger; (iv) accuracy of the other party’s representations and warranties, subject to certain customary materiality or de minimis standards set forth in the Merger Agreement; and (v) the other party’s compliance with its obligations and covenants required under the Merger Agreement, subject to certain materiality standards.

Parent’s and Merger Sub’s obligation to effect the Merger is also subject to the condition that the Required Approvals will not, individually or in the aggregate, contain a Burdensome Condition (as defined in the Merger Agreement).

Representations, Warranties and Covenants

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, the Company is required to, and is required to cause each of its subsidiaries to, (i) use commercially reasonable efforts to conduct its operations in all material respects in the ordinary course of business and to maintain its existing relations and goodwill with governmental entities, customers, suppliers, distributors, creditors, lessors and employees and (ii) refrain from taking certain specified actions without Parent’s consent. Under the Merger Agreement, Parent has agreed (and will cause Merger Sub and each of its and their applicable affiliates) to, and the Company has agreed to, use their respective reasonable best efforts to consummate the Transactions and cause the closing conditions to be satisfied as promptly as reasonably practicable after the date of the Merger Agreement and in any event, prior to the Outside Date (as defined below).

Non-Solicitation; Change of Company Recommendation

From the date of the Merger Agreement until the earlier of the Effective Time and termination of the Merger Agreement in accordance with its terms, the Company is subject to customary “no-shop” restrictions requiring, among other things, the Company not to, among other things, (i) solicit, initiate or knowingly encourage the making or submission of any proposal, offer or indication of intent that constitutes, or would reasonably be expected to lead to or result in, a Competing Proposal (as defined in the Merger Agreement), (ii) knowingly furnish any non-public information regarding the Company or its subsidiaries to any third person in connection with or in response to a Competing Proposal or any proposal, offer or indication of intent that would reasonably be expected to lead to or result in, a Competing Proposal or (iii) participate in any discussions or negotiations with any third person with respect to any Competing Proposal or any proposal, offer or indication of intent that would reasonably be expected to lead to or result in, a Competing Proposal made by such third person. The Company may, however, prior to the earlier of obtaining the Company Shareholder Approval and termination of the Merger Agreement, furnish information (including non-public information) to, afford other access to, and participate and engage in discussions or negotiations with, a third party that has made a bona fide written Competing Proposal that did not result from a material breach of the non-solicitation provisions of the Company’s “no-shop” restrictions and that the Board (or a committee thereof) determines in good faith (after consultation with the Company’s outside financial advisor(s) and outside legal counsel) either constitutes a Superior Proposal (as defined in the Merger Agreement) or could reasonably be expected to lead to a Superior Proposal and the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

At any time prior to obtaining the Company Shareholder Approval, the Board (or any committee thereof) may, in certain circumstances, make a Change of Company Recommendation (as defined in the Merger Agreement) and/or terminate the Merger Agreement to enter into a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying the Company Termination Fee (as defined below) to Parent in specified circumstances, as described below.

Termination

The Merger Agreement also provides for certain customary termination rights for both the Company and Parent, including the right of the Company to terminate the Merger Agreement prior to the Company obtaining the Company Shareholder Approval to accept a Superior Proposal, subject to certain conditions and obligations, including the payment of the Company Termination Fee.

In addition, and subject to certain limitations, the Merger Agreement can be terminated by either Parent or the Company if (i) the Merger is not consummated on or before March 25, 2027 (the “Outside Date”, which Outside Date will be automatically extended for two successive three-month periods (to June 25, 2027 and then to September 25, 2027) if all of the closing conditions have been satisfied or waived (or are capable of being satisfied at such time) other than the conditions that relate to antitrust or investment screening law approvals or Burdensome Conditions), (ii) any governmental entity in any jurisdiction in which Parent or the Company has material business operations issues an order, injunction or decree permanently enjoining or otherwise permanently prohibiting the Merger, and such order, injunction or decree becomes final and non-appealable or (iii) the Company Shareholder Approval is not obtained following a vote of the shareholders of the Company taken thereon.

Parent also has the right to terminate the Merger Agreement at any time prior to the Company obtaining the Company Shareholder Approval if the Board effects a Change of Company Recommendation.

Parent and the Company also may terminate the Merger Agreement by mutual written consent.

Termination Fees

The Company will be required to pay to Parent a termination fee equal to $230,455,000 (the “Company Termination Fee”):

•	If (A) the Merger Agreement is validly terminated (i) by either Parent or the Company for failure to obtain the Company Shareholder Approval or (ii) by either Parent or the Company for failure to consummate the Merger by the Outside Date, (B) following the execution and delivery of the Merger Agreement and prior to the Company Shareholder Meeting, a bona fide Competing Proposal is delivered to the Board, or any person publicly announces an intention (whether or not conditional) to make a Competing Proposal, and such Competing Proposal has not been withdrawn without qualification (x) at least five business days prior to such termination for failure to consummate the Merger by the Outside Date or (y) in the case of a termination for failure to obtain the Company Shareholder Approval, at least three business days prior to the Company Shareholder Meeting; and (C) concurrently with or within 12 months after the date of any such termination, the Company or any of its subsidiaries enters into a definitive agreement to effect a Competing Proposal with any person and such Competing Proposal is subsequently consummated (with references to 20% and 80% in the definition of Competing Proposal being deemed references to 50% for purposes of this bullet point);

•	If the Merger Agreement is validly terminated by Parent, as a result of the Board effecting a Change of Company Recommendation; or

•	If the Merger Agreement is validly terminated by the Company, to enter into a definitive agreement providing for a Superior Proposal.

Further, Parent is required to pay to the Company a termination fee equal to $576,140,000 (the “Parent Termination Fee”):

•	If the Merger Agreement is validly terminated by either the Company or Parent if the Merger has not occurred by the Outside Date if all of the mutual closing conditions and all of the additional closing conditions to Parent’s obligation to close have been satisfied or waived (or are capable of being satisfied at such time) other than the conditions that relate to the scheduled antitrust or investment screening law approvals; or

•	If the Merger Agreement is validly terminated by either the Company or Parent due to any governmental entity in any jurisdiction in which Parent or the Company has material business operations issues an order, injunction or decree related to any antitrust law or investment screening law permanently enjoining or otherwise permanently prohibiting the Merger, and such order, injunction or decree becomes final and non-appealable;

provided, that in the case of each bullet above, the Parent Termination Fee will not be payable if a failure by the Company to perform any of its obligations contained in the Merger Agreement is the principal cause of or resulted in (i) the failure to consummate the Merger by the Outside Date or (ii) the order, injunction or decree giving rise to such termination, as applicable.

The foregoing description of the Merger Agreement, the Merger and the other Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Other Matters

The Merger Agreement and the above descriptions have been included to provide shareholders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the parties to the Merger Agreement or their respective subsidiaries or affiliates. The representations, warranties, covenants and agreements contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates set forth therein, are solely for the benefit of the parties to the Merger Agreement and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. In addition, certain representations and warranties were used for the purpose of allocating risk between the parties to the Merger Agreement, rather than establishing matters of fact. The representations and warranties may also be subject to a contractual standard of materiality different from what might be viewed as material to shareholders or the standards of materiality generally applicable to the Company and its reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and in some cases were qualified by confidential disclosures that were made by each party to the others, which disclosures are not reflected in the Merger Agreement. Except as and to the extent expressly provided in the Merger Agreement, shareholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2026, in connection with the contemplated Merger, the Compensation Committee of the Board (the “Compensation Committee”) approved cash retention bonus awards to each of the Company’s current named executive officers pursuant to retention agreements (the “Retention Agreements”) in order to encourage the Company’s named executive officers to remain with the Company and motivate their continued strong performance until the Effective Time. The Retention Agreements became effective only upon the execution of the Merger Agreement.

The Compensation Committee approved the following lump sum cash bonus amounts (the “Retention Bonuses”) payable to the Company’s named executive officers under the Retention Agreements: Kim Kelderman – $2,120,976; Jim Hippel – $1,541,510; William Geist – $1,161,014; Shane Bohnen – $971,097; and Steve Crouse – $910,263. The Retention Agreements provide that the Retention Bonuses will become payable to the named executive officers on the earlier to occur of (i) the date on which the Effective Time occurs and (ii) the date on which the Merger Agreement is terminated in accordance with its terms (the earlier to occur, the “Vesting Date”); provided that the officer remains employed through such Vesting Date or experiences an earlier termination of employment by the Company or an applicable affiliate without cause (as defined in the Retention Agreements) or as a result of the officer’s death or disability (each, a “Qualifying Termination”). Payment of the Retention Bonus is also subject to the officer’s timely execution of a release of claims in a form provided by the Company.

In addition to the payment of the Retention Bonuses described above, the Retention Agreements also provide that if the applicable officer either (i) remains employed by the Company or one of its affiliates through the date on which the Effective Time occurs or (ii) experiences an earlier Qualifying Termination, and if it is determined that certain payments provided to the officer would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, then, subject to certain exceptions, the officer will be entitled to receive an additional cash gross-up payment equal to the sum of such excise tax payment (and related penalties and interest, if applicable) payable by the officer, plus an amount such that the officer will, after payment of all taxes and related interest and penalties, be in the same after-tax position as if the excise tax (and related interest and penalties) had not been incurred. Notwithstanding the foregoing, the named executive officers will not be entitled to receive this gross-up benefit if the Merger Agreement is terminated in accordance with its terms.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of June 25, 2026, by and among Bio-Techne Corporation, Merck KGaA, Darmstadt, Germany and EMD Holdings NewCo, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany or Company management. Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation or development and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of the Company or realize the anticipated benefits of the proposed transaction in the expected timeframes or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate the Company’s operations into those of Merck KGaA, Darmstadt, Germany, given such integration may be more difficult, time-consuming or costly than expected; the failure to obtain the Company’s shareholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; the possibility that competing offers or acquisition proposals for the Company will be made; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at the Company; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s or Merck KGaA, Darmstadt, Germany’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, including if the proposed transaction is not consummated; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on the Company’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required to complete the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule or regarding accounting and tax treatments of the proposed transaction; the impact of indebtedness to be incurred by Merck KGaA, Darmstadt, Germany in connection with the proposed transaction; the effects of the business combination of the Company and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; third parties may claim that Merck KGaA, Darmstadt, Germany’s or the Company’s products infringe their intellectual property rights; fluctuations in non-U.S. currencies could result in transaction losses; acts of war and terrorism may adversely affect Merck KGaA, Darmstadt, Germany’s or the Company’s business; the volatility of the international marketplace; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on Merck KGaA, Darmstadt, Germany’s website at https://www.emdgroup.com/en or in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended June 30, 2025 and the Company’s other filings with the SEC, which are available at http://www.sec.gov and on the Company’s website at https://www.bio-techne.com. Except as otherwise required by law, neither Merck KGaA, Darmstadt, Germany nor the Company assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Important Information and Where to Find It

This communication relates to the proposed transaction involving the Company and Merck KGaA, Darmstadt, Germany. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that the Company files with the SEC or sends to the Company’s shareholders in connection with the proposed transaction. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, or on the Company’s website at https://www.bio-techne.com.

Participants in Solicitation

The Company and its directors and executive officers, and Merck KGaA, Darmstadt, Germany and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth (i) in the Company’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on September 19, 2025, which is available here, including under the headings “Proposal 2: Election of Directors,” “Corporate Governance,” “Director Compensation,” “Executive Compensation” and “Share Information”, and (ii) under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Report on Form 8-K filed by the Company with the SEC on February 11, 2026 (which is available here). To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC that are or will be available at the SEC’s website, http://www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-TECHNE CORPORATION
(Registrant)

Date: June 25, 2026	By:	/s/ Shane V. Bohnen
Name: Shane V. Bohnen Title: Senior Vice President, General Counsel and Secretary